                                                                EXHIBIT 2.6

                          ARTICLES OF INCORPORATION

                                     OF

                       ROYAL MORTGAGE BROKERAGE, INC.
                       ------------------------------

     I, the undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

                                 ARTICLE ONE

     The name of the corporation shall be:

                       ROYAL MORTGAGE BROKERAGE, INC.

                                 ARTICLE TWO

     The period of its duration shall be perpetual.

                                ARTICLE THREE

     The purposes for which the corporation is organized are the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                 ARTICLE FOUR

     The aggregate number of shares which this corporation shall have the authority to issue is:

                One Thousand (1,000) Shares With No Par Value

                                 ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

                                 ARTICLE SIX

     The post office address of its initial registered office is: 1000 Ball Park Way Ste 210, Arlington, TX 76011 and the name of the registered agent at such address is: Michael J. Pilgram.

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                                ARTICLE SEVEN


     The number of directors constituting the initial board of directors is two (2), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

              NAME                         ADDRESS

     Michael J. Pilgram            Royal Mortgage Corporation
                                   1000 Ball Park Way Ste 210
                                   Arlington, TX 76011


     David Wentsch                 Royal Mortgage Corporation
                                   1000 Ball Park Way Ste 210
                                   Arlington, TX 76011

                                 ARTICLE EIGHT


     The name and address of the incorporator is:

              NAME                         ADDRESS

     Anitra Contreras             Corporation Service Company
                                  800 Brazos
                                  Austin, TX  78701-2507

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 5th day of February, A.D., 1998.



                                  /s/ Anitra Contreras
                                  --------------------
                                    Anitra Contreras
                                     Incorporator

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                                 The State of Texas

                                 Secretary of State

                              CERTIFICATE OF INCORPORATION

                                         OF

                             ROYAL MORTGAGE BROKERAGE, INC.
                                CHARTER NUMBER 01477627


     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

     ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.

     ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.


DATE FEB. 5, 1998
EFFECTIVE FEB. 5, 1998



[SEAL]

                                     /s/ Alberto R. Gonzales
                                     ---------------------------------------
                                     Alberto R. Gonzales, Secretary of State